Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT:	Michael A. Sicuro 702.263.2505
PROGRESSIVE GAMING INTERNATIONAL SIGNS DEFINITIVE AGREEMENT
TO ACQUIRE ENDX GROUP LTD.
U.K BASED SOFTWARE ENTERPRISE EXPECTED TO BE KEY
INTERNATIONAL GROWTH PLATFORM
PGIC ESTIMATES 100 % EPS GROWTH IN 2006 AT $.62 — $.70

LAS VEGAS – September 6, 2005 – Progressive Gaming International Corporation (NASDAQ: PGIC) (the Company), a leading provider of diversified technology and content products and services used in the gaming industry worldwide announced today that it has signed a definitive agreement to acquire EndX Group Ltd. (EndX), a global gaming management systems software company headquartered in the United Kingdom for cash of $27.0 million.
EndX has been a key strategic partner with the Company for over three years. The EndX Intelligence Product Suite is currently installed in over 175 gaming centers in over 20 countries worldwide, including the three major gaming operators in the U.K. Through this partnership, the EndX product has been integrated as a part of the Company’s CasinoLink Enterprise Edition’s Slot Management Module. The modules of EndX include cage and cash management, player marketing, table games accounting, and surveillance and alerts monitoring. In addition, EndX and the Company have previously created through joint marketing and development efforts a version of TableLink for the international market.
Significant North American multi-site installations that have been completed or are in the process of being installed include the British Columbia Lottery Corporation (18 sites), the Saskatchewan Indian Gaming Authority (4 sites) and the Choctaw Nation in Oklahoma (8 sites).
President and Chief Executive Officer Russ McMeekin stated: “We are pleased to welcome our strategic partners at EndX officially into the Progressive Gaming family. Our two organizations have been well connected over the past three years on many fronts and together as one enterprise we expect to maximize the value of their outstanding technology and the world class team they have assembled. Their strong presence in the expanding markets of the United Kingdom and other territories worldwide are expected to accelerate the growth of our international business.”

Co-Founder and Chief Executive Officer Nick Boyes-Hunter stated: “EndX has achieved excellent success and rapid growth as an independent private company since inception. By becoming a part of Progressive Gaming, we believe we can accelerate our revenue growth through complementary product portfolios and creating synergies that together we expect to take the business to the next level. Our technologies and cultures are very closely aligned which will facilitate a smooth transition, aided by historical success with our partnership. We are pleased that the three primary principals of EndX are expected to have key management roles within Progressive Gaming.”
Financial Outlook for Fiscal 2006
Chief Financial Officer Michael A. Sicuro stated: “The acquisition of EndX is expected to be accretive immediately upon completion, which should occur in the fourth quarter of fiscal 2005, after approval from the appropriate regulatory authorities. With virtually all of the legacy business issues behind us, coupled with the expected retirement of the high yield debt, the focus of our entire management team on our core strategic growth initiatives plus the addition of EndX to our team, we believe we are poised to deliver to our shareholders bottom line growth in excess of 100 percent in fiscal 2006 as compared to 2005. We expect revenues, EBITDA and earnings per share to be $100 — $110 million, $32 — $35 million and $.62 — $.70, respectively. This does not include the effects, if any, of expensing stock options”
EBITDA is defined as earnings before interest, taxes, depreciation and amortization.
A conference call to discuss the Company’s activities mentioned above will be hosted by management on Tuesday September 6, 2005 at 2:30 PM PDT. Interested parties may participate via teleconference by dialing 1-800-299-7098, passcode 50310143. International parties may participate by dialing 1-617-801-9715, passcode 50310143. The teleconference will be webcast on the Company’s website at www.progressivegaming.net. A replay of the teleconference can be accessed for 30 days by dialing 1-888-286-8010, passcode 60190707, and international parties by dialing 1-617-801-6888, passcode 60190707, or on the Company’s website at www.progressivegaming.net. The Company’s website will also include any additional material, historical financial or statistical information discussed in the conference call and not included in the release (as well as any non GAAP financial measures as defined by the SEC), if applicable, and a copy of the Company’s investor presentation.
About Progressive Gaming International
Progressive Gaming International is a leading supplier of Integrated Casino Management Systems Software and Games for the gaming industry worldwide. The Company develops and distributes an expanding array of slot and table games, plus management and progressive jackpot software systems.
The Company is unique in the industry in offering management and progressive systems, and games as a modular yet integrated solution. There is a Progressive Gaming International product in virtually every casino in the world. For further information, visit www.progressivegaming.net.
TableLink and CasinoLink are trademarks of Mikohn Corporation. ©2005 Mikohn Corporation. All Rights Reserved.

About EndX Group Ltd.
EndX Group Ltd. is a leading supplier of Integrated Management Systems software for the gaming industry worldwide. The EndX Intelligence Product Suite is scalable for single or multi site casino operations with a solid customer base in the United Kingdom, Europe and Canada. For further information, visit www.endxgroup.com.
Safe Harbor Statements under The Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, including statements regarding the expected acquisition of EndX and its accretive impact on the Company’s results of operations, activities expected to occur in connection with the acquisition, the anticipated utilization of EndX’s products and technology following the completion of the transaction, expectations for growth in the Company’s international business, the anticipated retirement of the Company’s debt, and fiscal 2006 expectations with respect to revenue, EBITDA, and earnings per share. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, the risk that the acquisition transaction may not be completed in the fourth quarter of fiscal 2005, or at all, risks related to the integration of EndX’s technology with the Company’s products, risks related to the inability to obtain, or meet conditions imposed for, governmental approval of the transaction, risks related to any uncertainty surrounding the transaction and the costs related to the transaction, the risk that the transaction may not be accretive to the Company’s ongoing operational results, the risk that the retirement of the Company’s debt may not be completed when anticipated, or at all, risks related to delay in the introduction of new products, risks related to the Company’s ability to enforce and continue to develop its intellectual property rights, including rights licensed from third parties, the risk that patents may exist of which the Company is not aware, or that existing patents may provide benefits to third parties beyond those anticipated by the Company, the Company’s ability to meet its capital requirements, relationships with casino operators, the overall industry environment, customer acceptance of the Company’s new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of privileged operating licenses by governmental authorities, competitive pressures and general economic conditions as well as the Company’s debt service obligations. For a discussion of these and other factors which may cause actual events or results to differ from those projected, please refer to the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.